EXHIBIT 99.4

SINOBIOMED SUBSIDIARY GRANTED CHINESE PATENT
FOR RECOMBINANT HEPATO REGENERATION FACTOR

PROTEIN STIMULATES GROWTH OF HUMAN LIVER CELLS; EXPECTED TO BE DRUG CANDIDATE FOR TREATMENT OF ACUTE LIVER FAILURE

(Shanghai, China - October 9, 2007) Sinobiomed Inc. (“Sinobiomed”, or “the Company”) is pleased to announce that Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. ("Shanghai Wanxing"), the Company’s 82% owned subsidiary, has been granted a patent by the State Intellectual Property Office of the People’s Republic of China (PRC) for “recombinant hepato regeneration factor”.

Patent number ZL03115891.8, dated Sep. 26, 2007, comprises a DNA recombinant technology to fabricate recombinant hepato regeneration factor and its mutants in Pichia pastoris, a yeast widely used for protein expression using recombinant DNA techniques.

The recombinant hepato regeneration factor (rhHRF), a protein produced by genetic technology with biological activity in stimulating the growth of human liver cells, is expected to be a drug candidate for the treatment of acute liver failure. An estimated 60% of China’s 1.3 billion population are infected with hepatitis B; and an estimated 41 million people in China have contracted the hepatitis C virus.

Clinical and animal experiments have long shown that hepato regeneration factor and its analogs have a positive effect in stimulating the growth of liver cells after the surgical removal of part of the liver in animal testing models. Because the liver is the major detoxifying organ of the body and first in line to be injured by ingested toxins, the liver has unusual properties of regeneration after its partial removal or toxic injury.

“The State Intellectual Property Office’s granting of this patent for recombinant hepato regeneration factor confirms Sinobiomed’s ability to identify unmet or underserved medical needs and develop innovative, patentable products to meet them,” said Company President and CEO Banjun Yang.

The natural or mutated DNA sequence of hepato regeneration factor, especially with core region synthesized, was inserted into Pichia pastoris expression vector and the expression and activity of the recombinant proteins were observed and compared. Via secretary expression, Pichia pastoris can produce homodimer of recombinant hepato regeneration factor and its mutant HFR, which is expected to be used in medical care. The expression amount of the engineered products in fermentation was not less than 1.5g/L.

To date, Shanghai Wanxing has finished the pre-clinical research of this protein and expects to apply for the approval of human clinical trials to SFDA in the near future.

The granting of the Chinese patent for recombinant hepato regeneration factor follows the granting of the Chinese patent for Sinobiomed’s recombinant batroxobin (rBAT) in July 2007. rBat is the world’s first batroxobin synthesized through gene recombination. Native batroxobin, extracted from snake venom, is the world’s most prescribed biological anti-bleeding agent, but also has high production costs and safety concerns. rBat, however is produced through genetic engineering. This not only reduces the risk of biological contamination and neurotoxicity that have been associated with native batroxobin, but also its high production costs.

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. (www.sinobiomed.com)

Sinobiomed Inc.
Lane 4705, No. 58, North Yang Gao Rd.
Pudong, New Area Shanghai, 201206 China
Phone: 86-58993708 / Fax: 86-58993709

Contact:
Phone: 1-718-502-8801
Toll Free: 1-866-588-0829
Email: Info@Sinobiomed.Com

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